Exhibit 4.8

CONSENT

The undersigned are the holders (the “Noteholders”) of more than fifty percent (50%) of the outstanding principal of 8% secured convertible promissory notes in the aggregate original principal amount of $1,750,000 due March 31, 2017 (the “Notes”) and related warrants for the purchase of 3,500,000 shares of common stock of Good Earth (the “Warrants”) issued by Good Earth Energy Conservation, Inc., a Delaware corporation (“Good Earth”), under a Note and Warrant Purchase Agreement dated April 10, 2012, as amended (the “Purchase Agreement”), pursuant to a series of closings on April 10, 2012, April 15, 2012, May 8, 2012 and July 16, 2012. The Notes are secured by a security interest in certain assets of Good Earth granted to Fort Worth EV Investors L.L.C., a Texas limited liability company, as agent for the Noteholders, pursuant to a Security Agreement dated April 10, 2012 (the “Security Agreement”). In connection with the issuance of the Notes and the Warrants, Good Earth and the Noteholders also executed and delivered Equityholders Agreements dated April 10, 2012 and July 16, 2012 (the “Equityholders Agreements”) and Registration Rights Agreements dated April 10, 2012 and July 16, 2012 (the “Registration Agreements” and together with the Notes, the Warrants, the Purchase Agreement, the Security Agreement and the Equityholders Agreements, the “Transaction Documents”).

The Company and the Noteholders have reached an agreement to extend the date on which interest payments re-commence on the Notes:

The undersigned hereby:

(a)         extend the date on which interest payments re-commence on the Notes to January 1, 2014; and

(b)         except as modified by this Consent, ratify and reaffirm in all respects all of the covenants, terms and conditions of the Transaction Documents, and all documents, instruments and agreements executed in conjunction therewith.

Executed in counterparts effective as of March 31, 2013.

[Remainder of page intentionally left blank]

Agent for the Noteholders:	Fort Worth EV Investors L.L.C.,
a Texas limited liability company

	By	/s/ James K. Phillips
James K. Phillips,
Authorized Signer

Noteholders:	Fort Worth EV Investors L.L.C.,
a Texas limited liability company

	By:	/s/ James K. Phillips
James K. Phillips,
Authorized Signer

Brigadier Investment Group

By:
Name:
Title:

Evolution Capital Partners LLC

By:
Name:
Title:

Gerald Entine 1988 Family Trust

By:
Name:
Title:

The A and C Horn Trust

By:
Name:
	Title:	Trustee

Tom Niedermeyer

[Consent – signature page]